Exhibit 99.2

PARK STERLING CORPORATION

Part I. FINANCIAL INFORMATION

Item 1. Financial Statements

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30,	December 31,
	2017	2016 *

ASSETS

Cash and due from banks	$44,874	$34,162
Interest-earning balances at banks	53,102	48,882
Federal funds sold	240	570
Investment securities available-for-sale, at fair value	384,275	402,501
Investment securities held-to-maturity (fair value of $87,402 and $92,828 at September 30, 2017 and December 31, 2016, respectively)	85,704	91,752
Nonmarketable equity securities	18,692	17,501
Loans held for sale	1,814	7,996
Loans	2,429,585	2,412,186
Less allowance for loan losses	(12,423)	(12,125)
Net loans	2,417,162	2,400,061

Premises and equipment, net	61,823	63,080
Bank-owned life insurance	72,354	70,785
Deferred tax asset	18,729	25,721
Other real estate owned	2,603	2,438
Goodwill	63,317	63,317
Core deposit intangible	10,075	11,438
Accrued interest receivable	6,424	6,799
Other assets	6,065	8,392

Total assets	$3,247,253	$3,255,395

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$550,196	$521,295
Interest-bearing	1,918,727	1,992,457
Total deposits	2,468,923	2,513,752

Short-term borrowings	310,000	285,000
Long-term borrowings	29,769	29,736
Subordinated debt	33,996	33,501
Accrued interest payable	942	541
Accrued expenses and other liabilities	26,934	37,021
Total liabilities	2,870,564	2,899,551

Shareholders’ equity:
Common stock, $1.00 par value 200,000,000 shares authorized; 53,364,798 and 53,116,519 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	53,365	53,117
Additional paid-in capital	273,893	273,400
Retained earnings	50,937	32,609
Accumulated other comprehensive loss	(1,506)	(3,282)
Total shareholders’ equity	376,689	355,844

Total liabilities and shareholders’ equity	$3,247,253	$3,255,395

* Derived from audited financial statements.

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest income
Loans, including fees	$28,924	$26,521	$85,904	$80,374
Federal funds sold	2	1	6	14
Taxable investment securities	2,809	2,583	8,729	7,910
Tax-exempt investment securities	133	137	403	421
Nonmarketable equity securities	223	151	640	458
Interest on deposits at banks	200	51	398	127
Total interest income	32,291	29,444	96,080	89,304

Interest expense
Money market, NOW and savings deposits	1,076	953	3,074	2,984
Time deposits	1,469	1,447	4,376	4,294
Short-term borrowings	986	345	2,409	890
Long-term borrowings	371	379	1,113	1,229
Subordinated debt	555	497	1,606	1,437
Total interest expense	4,457	3,621	12,578	10,834
Net interest income	27,834	25,823	83,502	78,470

Provision for (recovery of) loan losses	(353)	642	325	2,080
Net interest income after provision for (recovery of) loan losses	28,187	25,181	83,177	76,390

Noninterest income
Service charges on deposit accounts	1,737	1,671	5,144	4,688
Income from fiduciary activities	476	582	1,526	1,961
Commissions and fees from investment brokerage	147	157	430	444
Income from capital markets	927	680	2,181	1,515
Gain (loss) on sale of securities available for sale	—	—	58	(93)
ATM and card income	741	730	2,206	2,079
Mortgage banking income	471	1,015	2,207	2,663
Income from bank-owned life insurance	578	532	1,732	2,046
Amortization of indemnification asset and true-up liability expense	—	(139)	—	(311)
Other noninterest income	303	219	782	557
Total noninterest income	5,380	5,447	16,266	15,549

Noninterest expense
Salaries and employee benefits	11,058	11,755	33,929	36,547
Occupancy and equipment	3,007	3,111	8,838	9,277
Advertising and promotion	179	44	465	832
Legal and professional fees	954	978	3,387	2,653
Deposit charges and FDIC insurance	378	405	1,305	1,315
Data processing and outside service fees	2,049	2,331	5,881	10,078
Communication fees	345	532	1,268	1,520
Core deposit intangible amortization	454	458	1,362	1,374
Net cost of operation of other real estate owned	20	(92)	435	244
Loan and collection expense	175	425	502	735
Postage and supplies	106	115	355	479
Other noninterest expense	1,417	1,050	4,506	4,157
Total noninterest expense	20,142	21,112	62,233	69,211

Income before income taxes	13,425	9,516	37,210	22,728

Income tax expense	4,731	3,192	12,500	8,111

Net income	$8,694	$6,324	$24,710	$14,617

Basic and diluted earnings per common share	$0.16	$0.12	$0.47	$0.28

Dividends per common share	$0.04	$0.04	$0.12	$0.10

Weighted-average common shares outstanding
Basic	52,943,273	52,361,305	52,823,594	52,333,157
Diluted	53,527,283	52,743,928	53,481,351	52,674,315

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income	$8,694	$6,324	$24,710	$14,617

Securities available for sale and transferred securities:
Change in net unrealized gains (losses) during the period	251	(553)	2,189	6,256
Change in net unrealized gain on securities transferred to held-to-maturity	65	26	191	78
Reclassification adjustment for net (gains) losses recognized in net income	—	—	(58)	93
Total securities available for sale and transferred securities	316	(527)	2,322	6,427

Derivatives:
Change in the accumulated gain (loss) on effective cash flow hedge derivatives	54	355	204	(1,344)
Change in the accumulated gain (loss) on terminated cash flow hedge derivatives	(52)	93	(180)	278
Reclassification adjustment for interest payments	146	86	459	263
Total derivatives	148	534	483	(803)

Other comprehensive income, before tax	464	7	2,805	5,624

Deferred tax expense related to other comprehensive income	168	2	1,029	2,103

Other comprehensive income, net of tax	296	5	1,776	3,521

Total comprehensive income	$8,990	$6,329	$26,486	$18,138

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Dollars in thousands)

Nine Months Ended September 30, 2017 and 2016

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-In	Accumulated	Comprehensive	Shareholders’
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity

Balance at December 31, 2015	44,854,509	$44,854	$222,596	$20,117	$(2,863)	$284,704

Shares issued for First Capital merger	8,376,094	8,376	52,937	—	—	61,313

Issuance of restricted stock grants	265,284	265	(265)	—	—	—

Forfeitures of restricted stock grants	(54,433)	(54)	54	—	—	—

Exercise of stock options	285,721	285	1,559	—	—	1,844

Share-based compensation expense	1,300	2	911	—	—	913

Common stock repurchased or reacquired	(422,641)	(422)	(2,469)	—	—	(2,891)

Dividends on common stock	—	—	—	(5,325)	—	(5,325)

Net income	—	—	—	14,617	—	14,617

Other comprehensive income	—	—	—	—	3,521	3,521

Balance at September 30, 2016	53,305,834	$53,306	$275,323	$29,409	$658	$358,696

Balance at December 31, 2016	53,116,519	$53,117	$273,400	$32,609	$(3,282)	$355,844

Issuance of restricted stock grants	164,994	165	(165)	—	—	—

Forfeitures of restricted stock grants	(12,067)	(12)	12	—	—	—

Exercise of stock options	306,394	225	660	—	—	885

Share-based compensation expense	1,400	1	1,302	—	—	1,303

Common stock repurchased or reacquired	(212,442)	(131)	(1,316)	—	—	(1,447)

Dividends on common stock	—	—	—	(6,382)	—	(6,382)

Net income	—	—	—	24,710	—	24,710

Other comprehensive income	—	—	—	—	1,776	1,776

Balance at September 30, 2017	53,364,798	$53,365	$273,893	$50,937	$(1,506)	$376,689

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollars in thousands)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities
Net income	$24,710	$14,617
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion on acquired loans	(10,295)	(8,572)
Net amortization on investments	1,892	2,022
Other depreciation and amortization	10,549	7,812
Provision for loan losses	325	2,080
Share-based compensation expense	1,303	913
Deferred income taxes	6,893	(171)
Amortization of FDIC indemnification asset	—	142
Gains (losses) on sales of investment securities available-for-sale	(58)	93
Net gains on sales of loans held for sale	(915)	(1,251)
Net losses (gains) on sales of fixed assets	(43)	418
Net gains on sales of other real estate owned	(95)	(411)
Writedowns on other real estate owned	339	294
Income from bank-owned life insurance	(1,732)	(2,046)
Proceeds from loans held for sale	68,081	75,304
Disbursements for loans held for sale	(61,531)	(85,307)
Change in assets and liabilities:
Decrease in FDIC indemnification asset	—	(3,843)
Decrease in accrued interest receivable	375	893
Increase in other assets	(2,328)	(4,449)
Increase in accrued interest payable	401	345
Increase (decreases) in accrued expenses and other liabilities	(9,774)	6,210
Net cash provided by operating activities	28,097	5,093

Cash flows from investing activities
Net increase in loans	(9,935)	(123,112)
Purchases of premises and equipment	(4,723)	(3,038)
Proceeds from sales of premises and equipment	1,939	—
Purchases of investment securities available-for-sale	(89,527)	(106,636)
Proceeds from sales of investment securities available-for-sale	51,629	124,381
Proceeds from maturities, calls and paydowns of investment securities available-for-sale	56,611	44,237
Proceeds from maturities, calls and paydowns of investment securities held-to-maturity	6,014	6,970
Proceeds from life insurance death benefit	—	534
FDIC reimbursement of recoverable covered asset losses	—	4,644
Proceeds from sale of other real estate owned	547	4,681
Net (purchases) redemptions of nonmarketable equity securities	(191)	(623)
Termination of cash flow hedge	—	(1,855)
Acquisitions, net of cash acquired	—	(12,067)
Net cash provided by (used in) investing activities	12,364	(61,884)

Cash flows from financing activities
Net increase (decrease) in deposits	(44,474)	24,712
Repayments of long-term borrowings	—	(45,503)
Net advances in short-term borrowings	25,000	87,379
Repayments of junior subordinated debt	559	—
Exercise of stock options	885	1,844
Repurchase of common stock	(1,447)	(2,891)
Dividends on common stock	(6,382)	(5,325)
Net cash provided by (used in) financing activities	(25,859)	60,216

Net increase in cash and cash equivalents	14,602	3,425

Cash and cash equivalents, beginning	83,614	70,526
Cash and cash equivalents, ending	$98,216	$73,951

Supplemental disclosures of cash flow information:
Cash paid for interest	$12,177	$10,448
Cash paid for income taxes	12,501	760

Supplemental disclosure of noncash investing and financing activities:
Change in unrealized gain on available-for-sale securities, net of tax	$2,031	$6,408
Change in unrealized gain (loss) on cash flow hedge, net of tax	(255)	105
Loans transferred to other real estate owned	1,548	449

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Note 1 — Basis of Presentation

Park Sterling Corporation (the “Company”) was formed on October 6, 2010 to serve as the holding company for Park Sterling Bank (the “Bank”) and is a bank holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). At September 30, 2017 and December 31, 2016, the Company’s primary operations and business were that of owning the Bank.

The accompanying unaudited condensed consolidated financial statements and notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information or footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with GAAP. Because the accompanying unaudited condensed consolidated financial statements do not include all of the information and footnotes required by GAAP, they should be read in conjunction with the Company’s audited consolidated financial statements and accompanying footnotes (the “2016 Audited Financial Statements”) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”) on March 10, 2017 (the “2016 Form 10-K”).

In management’s opinion, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, which consist of normal, recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2017 and December 31, 2016, the results of its operations for the three and nine months ended September 30, 2017 and 2016, and cash flows for the nine months ended September 30, 2017 and 2016. Operating results for the nine-month period ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year or for other interim periods.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Material estimates that are susceptible to significant change in the near term are the valuation of purchased credit-impaired (“PCI”) loans, the valuation of the allowance for loan losses and the fair value of financial instruments and other accounts.

Tabular information, other than share and per share data, is presented in thousands of dollars. Certain amounts reported in prior periods have been reclassified to conform to the current period presentation.

Merger with South State Corporation

On April 26, 2017, the Company and South State Corporation (“South State”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will merge with and into South State (the “Merger”), with South State continuing as the surviving entity in the Merger. Immediately following the Merger, the Bank will merge with and into South State’s wholly owned bank subsidiary, South State Bank (the “Bank Merger”), with South State Bank as the surviving entity in the Bank Merger.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the Company’s shareholders will have the right to receive 0.14 shares (the “Exchange Ratio”) of common stock, par value $2.50 per share, of South State for each share of common stock, par value $1.00 per share, of the Company.

In addition, each stock option granted by the Company, whether vested or unvested, will be cancelled and converted into the right to receive a cash amount equal to the product of (a) the number of shares of the Company’s Common Stock subject to such stock option immediately prior to the Effective Time and (b) the excess, if any, of (i) the product of (A) the average closing price per share for South State Common Stock for the ten full trading days ending on the day immediately preceding the closing date and (B) the Exchange Ratio (the “Cash Consideration Value”), over (ii) the exercise price of such option. Any stock options granted by the Company with an exercise price equal to or greater than the Cash Consideration Value will be cancelled for no consideration. Additionally, at the Effective Time, each award of restricted shares of the Company’s Common Stock will vest in full, the restrictions thereon will lapse and each such award will be converted into the right to receive the Merger Consideration in respect of each share of the Company’s Common Stock underlying such award.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

The shareholders of each of the Company and South State approved the Merger in their respective special meetings held on October 25, 2017. Closing of the Merger, however, remains subject to regulatory approvals, and other customary closing conditions and is currently expected to close in the fourth quarter of 2017. For more information about the proposed Merger and the Merger Agreement, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2017 and the Company’s Definitive Proxy Statement filed with the SEC on September 12, 2017.

Note 2 - Recent Accounting Pronouncements

During the fourth quarter of 2016, the Company early adopted, with an effective date of January 1, 2016, Accounting Standards Update (“ASU”) 2016-09, “Compensation- Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”), which is intended to improve accounting for share-based payment award transactions. ASU 2016-09 simplifies share-based transactions including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. During the fourth quarter, the Company recognized an income tax benefit of $798 thousand, representing excess tax benefits that previously would have been recognized, under the former standard, in additional paid in capital.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers, Topic 606 (“ASU 2014-09”). The new standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under existing guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. In August of 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, Topic 606: Deferral of the Effective Date, deferring the effective date of ASU 2014-09 until annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The standard can be applied retrospectively to each prior reporting period or retrospectively with the cumulative effect of initially applying this new guidance recognized at the date of initial application. The Company’s revenue primarily is comprised of net interest income on financial assets and financial liabilities, which is explicitly excluded from the scope of ASU 2014-09. The Company is currently analyzing its noninterest income to determine the impact of this new standard, but does not expect that the adoption of the standard will have a significant impact on its financial statements.

On January 5, 2016, the FASB issued ASU 2016-01, “Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). Changes to the current GAAP model primarily affects the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the FASB clarified guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The guidance will be effective in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is evaluating the impact of this update on its financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASU 2016-02”), which is intended to improve financial reporting about leasing transactions. ASU 2016-02 will require organizations (“lessees”) that lease assets with lease terms of more than twelve months to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Financial reporting for organizations that own the assets leased by lessees (“lessors”) will remain largely unchanged from current GAAP. In addition, the ASU will require disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. The effective date of this ASU is for fiscal years beginning after December 31, 2018 and interim periods within that year. The Company has reviewed its outstanding lease agreements and has centrally documented the terms of its leases. The Company is currently evaluating the provisions of ASU 2016-02 in relation to its outstanding leases to determine the potential impact on its financial statements.

In June 2016, the FASB issued ASU 2016-13 “Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”) as part of its project on financial instruments. ASU 2016-13 introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. It also modifies the impairment model for available-for-sale (AFS) debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The effective date of this ASU is for reporting periods beginning after December 15, 2019. The implementation of ASU 2016-13 will have a significant impact on both the method of estimating credit losses as well as the amount of credit losses reflected in the Company’s financial statements. The Company is currently in a planning phase for implementation of the new standard and is evaluating the expected impact on its financial statements.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 addresses eight classification issues related to the statement of cash flows. The updated guidance is effective for interim and annual reporting periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. Entities will apply the standard’s provisions using a retrospective transition method to each period presented. The Company does not believe this guidance will have a material impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-03, “Accounting Changes and Error Corrections (Topic 250) and Investments-Equity Method and Joint Ventures (Topic 323)”. ASU 2017-03 amends the Accounting Standards Codification (“ASC”) for SEC staff announcements made at two Emerging Issues Task Force (“EITF”) meetings. At the September 2016 meeting, the SEC staff expressed its expectations about the extent of disclosures registrants should make about the effects of the new FASB guidance (including any amendments issued prior to adoption) on revenue (ASU 2014-09), leases (ASU 2016-02) and credit losses on financial instruments (ASU 2016-13) in accordance with Staff Accounting Bulletin Topic 11.M. That Topic requires registrants to disclose the effect that recently issued accounting standards will have on their financial statements when adopted in a future period. ASU 2017-03 incorporates these SEC staff views into ASC 250 and adds references to that guidance in the transition paragraphs of each of the three new standards. The Company has adopted this new standard and it did not have a material impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, “Intangibles - Goodwill and Other (Topic 350) - Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 from the goodwill impairment test which required entities to compute the implied fair value of goodwill. Under the new standard, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for any interim or annual period beginning after December 15, 2019, with early adoption permitted. The new standard is not expected to have a significant impact on the Company’s financial statements.

In March 2017, the FASB issued ASU 2017-08 “Receivables - Nonrefundable Fees and Other Costs (Subtopic 310-20) - Premium Amortization on Purchased Callable Debt Securities” (“ASU 2017-08”). ASU 2017-08 shortens the amortization period for certain callable debt securities held at a premium to require such premiums to be amortized to the earliest call date unless applicable guidance related to certain pools of securities is applied to consider estimated prepayments. Under prior guidance, entities were generally required to amortize premiums on individual, non-pooled callable debt securities as a yield adjustment over the contractual life of the security. ASU 2017-08 does not change the accounting for callable debt securities held at a discount. ASU 2017-08 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods. The Company is currently evaluating the potential impact of ASU 2017-08 on its financial statements.

In May 2017, the FASB issued ASU 2017-09 “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting” (“ASU 2017-09”). ASU 2017-09 provides guidance on the scope of modification of share-based payment awards and direction on which changes in terms or conditions of share-based payment awards require an entity to apply modification accounting. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The guidance is effective prospectively for annual periods beginning on or after December 15, 2017, with early adoption permitted. The Company has determined the guidance will not have a material impact on the Company’s consolidated financial statements.

In August 2017, the FASB issued ASU 2017-12 “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities” (“ASU 2017-12”). ASU 2017-12 amends ASC 815 to better align an entity’s risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. This ASU is intended to improve the transparency of information about an entity’s risk management activities and simplify the application of hedge accounting. The guidance is effective for annual periods beginning on or after December 15, 2018 and interim periods within those fiscal years, with early adoption permitted. All transition requirements and elections should be applied to hedging relationships existing on the date of adoption. The Company is assessing the impact of the new guidance, but currently does not believe it will have a material impact on the Company’s consolidated financial statements.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Note 3— Business Combinations and Goodwill

Generally, acquisitions are accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Both the purchased assets and liabilities assumed are recorded at their respective acquisition date fair values. Determining the fair value of assets and liabilities, especially the loan portfolio, is a complicated process involving significant judgment regarding methods and assumptions used to calculate estimated fair values. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available. There were no acquisitions or mergers conducted during the first nine months of 2017.

On January 1, 2016, the Company acquired First Capital Bancorp, Inc. (“First Capital”), based in Glen Allen, Virginia and the parent company of First Capital Bank. As a result of the merger of First Capital into the Company, First Capital Bank, which operated eight branches in the Richmond, Virginia area, became a wholly-owned subsidiary of the Company and thereafter was merged into the Bank. The aggregate merger consideration consisted of approximately 8.4 million shares of Common Stock and approximately $25.7 million in cash. Based on the $7.32 per share closing price of the Company’s common stock on December 31, 2015, the transaction value was approximately $87.1 million. The assets acquired and liabilities assumed from First Capital were recorded at their fair value as of the closing date of the merger. Goodwill of $34.1 million resulted from the First Capital transaction.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Note 4 — Investment Securities

The amortized cost, unrealized gains and losses, and estimated fair value of securities available-for-sale and held-to-maturity at September 30, 2017 and December 31, 2016 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
September 30, 2017
Securities available-for-sale:
Municipal securities	$12,463	$423	—	$12,888
Residential agency pass-through securities	137,190	1,011	(971)	137,230
Residential collateralized mortgage obligations	154,168	839	(103)	154,903
Commercial mortgage-backed securities	15,697	—	(204)	15,493
Asset-backed securities	61,866	375	(718)	61,523
Corporate and other securities	1,491	—	(166)	1,325
Equity securities	1,250	—	(336)	913
Total securities available-for-sale	$384,125	$2,648	$(2,498)	$384,275

Securities held-to-maturity:
Residential agency pass-through securities	$30,184	$691	$(11)	$30,864
Residential collateralized mortgage obligations	6,133	101	—	6,234
Commercial mortgage-backed obligations	46,189	879	—	47,068
Asset-backed securities	3,198	38	—	3,236
Total securities held-to-maturity	$85,704	$1,709	$(11)	$87,402

December 31, 2016
Securities available-for-sale:
Municipal securities	$12,731	$588	$—	$13,319
Residential agency pass-through securities	194,175	945	(2,355)	192,765
Residential collateralized mortgage obligations	93,980	615	(185)	94,410
Commercial mortgage-backed securities	15,912	—	(415)	15,497
Asset-backed securities	84,955	211	(1,215)	83,951
Corporate and other securities	1,479	—	(159)	1,320
Equity securities	1,250	—	(11)	1,239
Total securities available-for-sale	$404,482	$2,359	$(4,340)	$402,501

Securities held-to-maturity:
Residential agency pass-through securities	$34,063	$537	$(47)	$34,553
Residential collateralized mortgage obligations	6,730	87	—	6,817
Commercial mortgage-backed obligations	46,851	526	—	47,377
Asset-backed securities	4,108	—	(27)	4,081
Total securities held-to-maturity	$91,752	$1,150	$(74)	$92,828

In 2014, commercial mortgage-backed securities (“MBS”) with a fair market value of $58.5 million were transferred from available-for-sale to held-to-maturity. These securities had an aggregate unrealized loss of $2.2 million ($1.5 million, net of tax) on the date of transfer. The net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive pre-tax income in the accompanying balance sheet at December 31, 2016 and September 30, 2017 totaled $1.3 and $1.1 million respectively. This amount is amortized out of accumulated other comprehensive income over the remaining life of the underlying securities as an adjustment of the yield on those securities. As a result, the amortized cost of these investments of $54.0 million is higher than the $46.2 million carrying value of the securities as of September 30, 2017. There were no transfers of securities from available-for-sale to held-to-maturity during the quarter ended September 30, 2017.

At September 30, 2017 and December 31, 2016, investment securities with a fair market value of $137.4 million and $152.2 million, respectively, were pledged to secure public and trust deposits, to secure interest rate swaps, and for other purposes as required and permitted by law.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

At September 30, 2017 and December 31, 2016, available-for-sale and held-to-maturity commercial MBS include $55.9 million and $56.7 million, respectively, of delegated underwriting and servicing (“DUS”) bonds collateralized by multi-family properties and backed by an agency of the U.S. government, and $6.0 million of private-label securities collateralized by commercial properties.

Included within the asset-backed securities balance are collateralized loan obligations totaling $13.8 million at September 30, 2017 and $33.9 million at December 31, 2016. Included in these amounts are $3.2 million and $4.1 million of a security equally collateralized by the Federal Family Education Loan Program and Private Student Loan Program as of September 30, 2017 and December 31, 2016, respectively.

The amortized cost and fair value of investment securities available-for-sale and held-to-maturity at September 30, 2017 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. All of the Company’s residential agency pass-through securities and residential collateralized mortgage obligations are backed by an agency of the United States government. None of our residential agency pass-through securities or residential collateralized mortgage obligations are private-label securities.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Maturities of Investment Portfolio

	September 30, 2017
	Amortized	Fair
	Cost	Value

Securities available-for-sale:
Municipal securities
Due after one year through five years	3,312	3,367
Due after five years through ten years	3,459	3,636
Due after ten years	5,692	5,885
Residential agency pass-through securities
Due after five years through ten years	5,263	5,487
Due after ten years	131,927	131,743
Residential collateralized mortgage obligations
Due after five years through ten years	16,149	16,219
Due after ten years	138,019	138,684
Commercial mortgage-backed obligations
Due after one year through five years	15,697	15,493
Asset-backed securities
Due after five years through ten years	45,629	45,580
Due after ten years	16,237	15,943
Corporate and other securities
Due after ten years	1,491	1,325
Equity securities
No maturity	1,250	913
Total securities available-for-sale	$384,125	$384,275

Securities held-to-maturity:
Residential agency pass-through securities
Due after ten years	$30,184	$30,864
Residential collateralized mortgage obligations
Due after ten years	6,133	6,234
Commercial mortgage-backed obligations
Due after one year through five years	21,199	21,557
Due after five years through ten years	24,990	25,511
Asset-backed securities
Due after ten years	3,198	3,236
Total securities held-to-maturity	$85,704	$87,402

There were no sales of securities available-for-sale during the three months ended September 30, 2017 and September 30, 2016. Securities available-for-sale of $51.6 million were sold in the nine months ended September 30, 2017. Gross realized gains on the sale of securities for the nine months ended September 30, 2017 were $58 thousand. Securities available-for-sale of $124.4 million were sold in the nine months ended September 30, 2016. Gross realized losses on the sale of securities for the nine months ended September 30, 2016 were $187 thousand.

Management evaluates its investments quarterly for other than temporary impairment, relying primarily on industry analyst reports, observation of market conditions and interest rate fluctuations. The following table shows gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position for securities with unrealized losses at September 30, 2017 and December 31, 2016. None of the securities are deemed to be other than temporarily impaired since none of the unrealized losses relate to the marketability of the securities or the issuer’s ability to honor redemption obligations, as all but one of the bonds are issued by United States government agencies with the remaining bond being partially guaranteed by a government agency, and it is more likely than not that the Company will not have to sell the investments before recovery of their amortized cost basis. At September 30, 2017 there were three securities that have been in a loss position for twelve months or more compared to six at December 31, 2016.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Investment Portfolio Gross Unrealized Losses and Fair Value

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
September 30, 2017
Securities available-for-sale:
Residential agency pass-through securities	$—	$—	$12,888	$(971)	$12,888	$(971)
Residential collateralized mortgage obligations	—	—	23,786	(103)	23,786	(103)
Commercial mortgage-backed securities	—	—	79,059	(204)	79,059	(204)
Asset-backed securities	25,768	(718)	—	—	25,768	(718)
Corporate and other securities	—	—	1,325	(166)	—	(166)
Equity securities	—	—	913	(336)	913	(336)
Total temporarily impaired available-for-sale securities	$25,768	$(718)	$117,971	$(1,780)	$142,414	$(2,498)

Securities held-to-maturity:
Commercial mortgage-backed securities	$3,639	$(11)	$—	$—	$3,639	$(11)

Total temporarily impaired held-to-maturity securities	$3,639	$(11)	$—	$—	$3,639	$(11)

December 31, 2016
Securities available-for-sale:
Residential agency pass-through securities	$—	$—	$138,759	$(2,355)	$138,759	$(2,355)
Residential collateralized mortgage obligations	—	—	30,650	(185)	30,650	(185)
Commercial mortgage-backed securities	—	—	15,497	(415)	15,497	(415)
Asset-backed securities	23,539	(385)	37,580	(830)	61,119	(1,215)
Equity and Corporate Securities	—	—	1,320	(170)	1,320	(170)
Total temporarily impaired available-for-sale securities	$23,539	$(385)	$223,806	$(3,955)	$247,345	$(4,340)

Securities held-to-maturity:
Residential collateralized mortgage obligations	$—	$—	$3,830	$(47)	$3,830	$(47)
Commercial mortgage-backed securities	—	—	—	—	—	—
Asset-backed securities	4,081	(27)	—	—	4,081	(27)

Total temporarily impaired held-to-maturity securities	$4,081	$(27)	$3,830	$(47)	$7,911	$(74)

The Company has nonmarketable equity securities consisting of investments in several unaffiliated financial institutions, as well as investments in five statutory trusts related to trust preferred securities issued by predecessor companies. These investments totaled $18.6 million at September 30, 2017 and $17.5 million at December 31, 2016. Included in these amounts at September 30, 2017 and December 31, 2016 was $16.1 million and $14.9 million, respectively, of Federal Home Loan Bank (“FHLB”) stock. All nonmarketable equity securities were evaluated for impairment as of September 30, 2017 and December 31, 2016. At September 30, 2017 and December 31, 2016, the Company estimated that the fair values of nonmarketable equity securities equaled or exceeded the cost of each of these investments, and, therefore, the investments were not impaired.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses

The Company’s loan portfolio was comprised of the following at:

	September 30, 2017			December 31, 2016
	PCI loans	All other loans	Total	PCI loans	All other loans	Total
Commercial:
Commercial and industrial	$3,060	$408,173	$411,233	$3,920	$383,481	$387,401
Commercial real estate (CRE) - owner-occupied	10,205	354,140	364,345	15,401	352,152	367,553
CRE - investor income producing	24,361	745,044	769,405	30,700	712,407	743,107
AC&D - 1-4 family construction	—	84,971	84,971	—	82,707	82,707
AC&D - lots, land & development	7,164	84,512	91,676	8,074	97,288	105,362
AC&D - CRE	—	161,810	161,810	—	194,732	194,732
Other commercial	1,871	13,395	15,266	1,962	10,938	12,900
Total commercial loans	46,661	1,852,045	1,898,706	60,057	1,833,705	1,893,762

Consumer:
Residential mortgage	17,287	270,309	287,596	21,472	239,049	260,521
Home equity lines of credit (HELOC)	1,005	171,235	172,240	1,088	175,711	176,799
Residential construction	1,522	48,962	50,484	2,470	56,590	59,060
Other loans to individuals	346	16,715	17,061	368	18,537	18,905
Total consumer loans	20,160	507,221	527,381	25,398	489,887	515,285
Total loans	66,821	2,359,266	2,426,087	85,455	2,323,592	2,409,047
Deferred costs	—	3,498	3,498	—	3,139	3,139
Total loans, net of deferred costs	$66,821	$2,362,764	$2,429,585	$85,455	$2,326,731	$2,412,186

At September 30, 2017 and December 31, 2016, the Company had sold participations in loans aggregating $20.6 million and $20.2 million, respectively, to other financial institutions on a nonrecourse basis. Collections on loan participations and remittances to participating institutions conform to customary banking practices.

The Bank accepts residential mortgage loan applications and funds loans of qualified borrowers. Funded loans are sold with limited recourse to investors under the terms of pre-existing commitments. The Bank executes all of its loan sales agreements under best efforts contracts with investors. From time to time, the Company may choose to hold certain mortgage loans on balance sheet. The Company serviced residential mortgage loans for the benefit of others totaling $2.1 million and $2.3 million as of September 30, 2017 and December 31, 2016, respectively.

Loans sold are 1-4 family residential mortgages originated by the Company and sold to various other financial institutions. The Company’s exposure to credit loss in the event of nonperformance by the other party to the loan is represented by the contractual notional amount of the loan. Since only a few of the loans have ever been returned to the Company, the amount of total loans sold does not necessarily represent future cash requirements. No loans were sold in the three months ended September 30, 2017. Total loans sold in the nine months ended September 30, 2017 were $68.1 million. Total loans sold in the three and nine months ended September 30, 2016 were $26.0 million and $75.3 million, respectively.

At September 30, 2017 the carrying value of loans pledged as collateral to the FHLB on borrowings and to the Federal Reserve totaled $962.7 million compared to $1.0 billion at December 31, 2016.

Concentrations of Credit - Loans are primarily made within the Company’s operating footprint of North Carolina, South Carolina, Virginia and Georgia. Real estate loans can be affected by the condition of the local real estate market. Commercial and industrial loans can be affected by the local economic conditions. The commercial loan portfolio has concentrations in business loans secured by real estate and real estate development loans. Primary concentrations in the consumer loan portfolio include home equity lines of credit and residential mortgages. At September 30, 2017 and December 31, 2016, the Company had no loans outstanding with foreign entities.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Allowance for Loan Losses - The following table presents, by portfolio segment, the activity in the allowance for loan losses for the three and nine months ended September 30, 2017 and 2016.

	Commercial and industrial	Shared National Credits	CRE - owner- occupied	CRE - investor income producing	AC&D - 1-4 family construction	AC&D - lots, land & development	AC&D - CRE	Other commercial	Residential mortgage	HELOC Jr. Lien*	HELOC Sr. Lien	Residential construction	Other loans to individuals	Total
For the three months ended Sept 30, 2017
Allowance for Loan Losses:
Balance, beginning of period	$2,574	$556	$1,352	$2,948	$679	$480	$1,167	$92	$1,011	$767	$578	$346	$152	$12,702
Provision for (recovery of) loan losses	(253)	(79)	(7)	(60)	(66)	6	84	(3)	(116)	(28)	25	94	50	(353)
Charge-offs	—	—	—	—	—	—	—	—	44	(56)	—	(162)	(63)	(237)
Recoveries	43	—	45	—	—	24	—	—	100	49	—	37	13	311
Net (charge-offs) recoveries	43	—	45	—	—	24	—	—	144	(7)	—	(125)	(50)	74
Total Allowance for Loan Losses	$2,364	$477	$1,390	$2,888	$613	$510	$1,251	$89	$1,039	$732	$603	$315	$152	$12,423

For the nine months ended Sept 30, 2017
Allowance for Loan Losses:
Balance, beginning of period	$2,720	$—	$1,286	$2,583	$567	$526	$1,484	$126	$841	$—	$1,391	$435	$166	$12,125
Provision for loan losses	(256)	477	(34)	240	19	(102)	(233)	(39)	142	836	(788)	22	41	325
Charge-offs	(158)	—	39	(36)	—	—	—	—	(86)	(188)	—	(182)	(101)	(712)
Recoveries	58	—	99	101	27	86	—	2	142	84	—	40	46	685
Net (charge-offs) recoveries	(100)	—	138	65	27	86	—	2	56	(104)	—	(142)	(55)	(27)
Total Allowance for Loan Losses	$2,364	$477	$1,390	$2,888	$613	$510	$1,251	$89	$1,039	$732	$603	$315	$152	$12,423

*Prior to Q2 2017, HELOCs were evalauted collectively for purposes of the allowance for loan and lease losses. Beginning in Q2 2017, HELOCs were evaluated for purposes of the allowance calculation based on the sequence of lien associated with the underlying collateral of the loan.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

	Commercial and industrial	Shared National Credits	CRE - owner- occupied	CRE - investor income producing	AC&D - 1-4 family construction	AC&D - lots, land & development	AC&D - CRE	Other commercial	Residential mortgage	HELOC Jr. Lien*	HELOC Sr. Lien	Residential construction	Other loans to individuals	Total
For the three months ended September 30, 2016
Allowance for Loan Losses:
Balance, beginning of period	$2,128	$—	$1,231	$2,572	$485	$449	$836	$70	$821	$—	$1,533	$439	$309	$10,873
Provision for (recovery of) loan losses	68	—	69	102	102	(29)	337	129	24	—	(35)	103	(270)	600
Charge-offs	—	—	—	(15)	—	—	—	—	(43)	—	(67)	(106)	(10)	(241)
Recoveries	8	—	1	—	1	133	—	—	—	—	3	12	180	338
Net (charge-offs) recoveries	8	—	1	(15)	1	133	—	—	(43)	—	(64)	(94)	170	97
Balance, end of period	$2,204	$—	$1,301	$2,659	$588	$553	$1,173	$199	$802	$—	$1,434	$448	$209	$11,570

PCI Impairment Allowance for Loan Losses:
Balance, beginning of period	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
PCI Impairment charge-offs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
PCI impairment recoveries	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net PCI impairment charge-offs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
PCI provision for loan losses	3	—	—	15	—	—	—	—	14	—	10	—	—	42
Benefit attributable to FDIC loss share agreements	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total provision for loan losses charged to operations	3	—	—	15	—	—	—	—	14	—	10	—	—	42
Provision for loan losses recorded through FDIC loss share receivable	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Balance, end of period	$3	$—	$—	$15	$—	$—	$—	$—	$14	$—	$10	$—	$—	$42

Total Allowance for Loan Losses	$2,207	$—	$1,301	$2,674	$588	$553	$1,173	$199	$816	$—	$1,444	$448	$209	$11,612

For the nine months ended September 30, 2016
Allowance for Loan Losses:
Balance, beginning of period	$1,821	$—	$1,135	$2,099	$247	$278	$679	$69	$672	$—	$1,337	$461	$266	$9,064
Provision for loan losses	351	—	164	553	323	(13)	494	91	152	—	61	65	(202)	2,039
Charge-offs	(15)	—	—	(15)	—	—	—		(65)	—	(123)	(117)	(72)	(407)
Recoveries	47	—	2	22	18	288	—	39	43	—	159	39	217	874
Net (charge-offs) recoveries	32	—	2	7	18	288	—	39	(22)	—	36	(78)	145	467
Balance, end of period	$2,204	$—	$1,301	$2,659	$588	$553	$1,173	$199	$802	$—	$1,434	$448	$209	$11,570

PCI Impairment Allowance for Loan Losses:
Balance, beginning of period	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
PCI Impairment charge-offs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
PCI impairment recoveries	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net PCI impairment charge-offs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
PCI provision for loan losses	3	—	—	15	—	—	—	—	14	—	10	—	—	42
Benefit attributable to FDIC loss share agreements	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total provision for loan losses charged to operations	3	—	—	15	—	—	—	—	14	—	10	—	—	42
Provision for loan losses recorded through FDIC loss share receivable	—	—	—	—				—	—	—	—	—	—	—
Balance, end of period	$3	$—	$—	$15	$—	$—	$—	$—	$14	$—	$10	$—	$—	$42

Total Allowance for Loan Losses	$2,207	$—	$1,301	$2,674	$588	$553	$1,173	$199	$816	$—	$1,444	$448	$209	$11,612

*Prior to Q2 2017, HELOCs were evalauted collectively for purposes of the allowance for loan and lease losses. Beginning in Q2 2017, HELOCs were evaluated for purposes of the allowance calculation based on the sequence of lien associated with the underlying collateral of the loan.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

The following table presents, by portfolio segment, the balance in the allowance for loan losses disaggregated on the basis of the Company’s impairment measurement method and the related recorded investment in loans at September 30, 2017 and December 31, 2016.

	Commercial and industrial	Shared National Credits	CRE - owner- occupied	CRE - investor income producing	AC&D - 1-4 family construction	AC&D - lots, land & development	AC&D - CRE	Other commercial	Residential mortgage	HELOC Jr. Lien*	HELOC Sr. Lien	Residential construction	Other loans to individuals	Total
At September 30, 2017
Allowance for Loan Losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$169	$—	$—	$—	$169
Collectively evaluated for impairment	2,364	477	1,390	2,888	613	510	1,251	89	1,039	563	603	315	152	12,254
	2,364	477	1,390	2,888	613	510	1,251	89	1,039	732	603	315	152	12,423
Purchased credit-impaired	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total	$2,364	$477	$1,390	$2,888	$613	$510	$1,251	$89	$1,039	$732	$603	$315	$152	$12,423

Recorded Investment in Loans:
Individually evaluated for impairment	$463	$—	$468	$434	$—	$538	$—	$211	$1,170	$2,338	$—	$222	$—	$5,845
Collectively evaluated for impairment	407,627	83	353,672	744,610	84,971	83,974	161,810	13,184	269,139	114,135	54,762	48,740	16,715	2,353,421
	408,090	83	354,140	745,044	84,971	84,512	161,810	13,395	270,309	116,473	54,762	48,962	16,715	2,359,266
Purchased credit-impaired	3,060	—	10,205	24,361	—	7,164	—	1,871	17,287	1,005	—	1,522	346	66,821
Total	$411,150	$83	$364,345	$769,405	$84,971	$91,676	$161,810	$15,266	$287,596	$117,478	$54,762	$50,484	$17,061	$2,426,087

At December 31, 2016
Allowance for Loan Losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$178	$20	$—	$198
Collectively evaluated for impairment	2,720	—	1,286	2,583	567	526	1,484	126	841	—	1,213	415	166	11,927
	2,720	—	1,286	2,583	567	526	1,484	126	841	—	1,391	435	166	12,125
Purchased credit-impaired	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total	$2,720	$—	$1,286	$2,583	$567	$526	$1,484	$126	$841	$—	$1,391	$435	$166	$12,125

Recorded Investment in Loans:
Individually evaluated for impairment	$—	$—	$1,006	$1,951	$—	$622	$—	$211	$2,014	$—	$2,392	$243	$—	$8,439
Collectively evaluated for impairment	383,481	—	351,146	710,456	82,707	96,666	194,732	10,727	237,035	—	173,319	56,347	18,537	2,315,153
	383,481	—	352,152	712,407	82,707	97,288	194,732	10,938	239,049	—	175,711	56,590	18,537	2,323,592
Purchased credit-impaired	3,920	—	15,401	30,700	—	8,074	—	1,962	21,472	—	1,088	2,470	368	85,455
Total	$387,401	$—	$367,553	$743,107	$82,707	$105,362	$194,732	$12,900	$260,521	$—	$176,799	$59,060	$18,905	$2,409,047

*Prior to Q2 2017, HELOCs were evalauted collectively for purposes of the allowance for loan and lease losses. Beginning in Q2 2017, HELOCs were evaluated for purposes of the allowance calculation based on the sequence of lien associated with the underlying collateral of the loan.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

The Company’s loan loss allowance methodology includes four components, as described below:

1)       Specific Reserve Component. Specific reserves represent the current impairment estimate on specific loans, for which it is probable that the Company will be unable to collect all amounts due according to contractual terms based on current information and events. Impairment measurement reflects only a deterioration of credit quality and not changes in market rates that may cause a change in the fair value of the impaired loan. The amount of impairment may be measured in one of three ways, including (i) calculating the present value of expected future cash flows, discounted at the loan’s interest rate implicit in the original document and deducting estimated selling costs, if any; (ii) observing quoted market prices for identical or similar instruments traded in active markets, or employing model-based valuation techniques for which all significant assumptions are observable in the market; and (iii) determining the fair value of collateral, which is utilized for both collateral-dependent loans and for loans when foreclosure is probable.

2)       Quantitative Reserve Component. Quantitative reserves represent the current loss contingency estimate on pools of loans, which is an estimate of the amount for which it is probable that the Company will be unable to collect all amounts due on homogeneous groups of loans according to contractual terms should one or more events occur, excluding those loans specifically identified above.

The historical loss experience of the Company is collected quarterly by evaluating internal loss data. The estimated historical loss rates are grouped by loan product type. The Company utilizes average historical losses to represent management’s estimate of losses inherent in a particular portfolio. The historical look back period is estimated by loan type, and the Company applies the appropriate historical loss period which best reflects the inherent loss in the applicable portfolio considering prevailing market conditions. The historic look back periods utilized by management for all loan types was 15 quarters at both September 30, 2017 and December 31, 2016.

The Company also performs a quantitative calculation on the acquired purchased performing loan portfolio. There is no allowance for loan losses established at the acquisition date for purchased performing loans. The historical loss experience discussed above is applied to the purchased performing loan portfolio and the result is compared to the remaining fair value mark on this portfolio. A provision for loan losses is recorded for any further deterioration in these loans subsequent to the acquisition. This analysis indicated the need for an allowance for loan losses of $197 thousand and $257 thousand for the purchased performing portfolio at September 30, 2017 and December 31, 2016, respectively. The remaining mark on the purchased performing loan portfolio was $2.5 million and $3.4 million at September 30, 2017 and December 31, 2016, respectively.

3)       Qualitative Reserve Component. Qualitative reserves represent an estimate of the amount for which it is probable that environmental or other relevant factors will cause the aforementioned loss contingency estimate to differ from the Company’s historical loss experience or other assumptions. These factors include portfolio trends, portfolio concentrations, economic and market conditions, changes in lending practices, changes in loan review systems, geographical considerations, minimum loss factor and other factors. Each of the factors, except other factors, can range from 0.00% (not applicable) to 0.15% (very high). Other factors are reviewed on a situational basis and are adjusted in 5 basis point increments, up or down, with a maximum positive factor of 1.00% and a negative factor of 1.00%. Details of the eight environmental factors for inclusion in the allowance methodology are as follows:

i.                  Portfolio trends, which may relate to such factors as type or level of loan origination activity, changes in asset quality (i.e., past due, special mention, non-performing) and/or changes in collateral values;

ii.               Portfolio concentrations, which may relate to individual borrowers and/or guarantors, geographic regions, industry sectors, loan types and/or other factors;

iii.            Economic and market trends, which may relate to trends and/or levels of gross domestic production, unemployment, bankruptcies, foreclosures, housing starts, housing prices, equity prices, competitor activities and/or other factors;

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

iv.           Changes in lending practices, which may relate to changes in credit policies, procedures, systems or staff;

v.              Changes in loan review system, which may introduce variation in loan grading, collateral adequacy and valuation and impairment classification;

vi.           Geographical considerations, which may relate to economic and/or environmental issues unique to a geographical area including but not limited to elimination of a major employer, natural disaster, or long-term states of emergency;

vii.        Minimum loss factor, pursuant to which, based on the review of historic loss rates as reported by the Federal Reserve (the “Net Charge-Off Rates on Loans and Leases for Banks Not Among Top 100 in Size-Not Seasonally Adjusted), a minimum loss rate is established and reviewed semi-annually for each loan type and an incremental factor, as calculated by taking the difference of the established minimum loss and the calculated historical loss for the trailing 15 quarters, is applied; and

viii.     Other factors, which is intended to capture uncertainty into portfolio loss estimates, including situations of a rapidly improving or declining economic environment, significant recovery or loss periods, as well as environmental factors not specifically identified above.

In addition, qualitative reserves on purchased performing loans are based on the Company’s judgment around the timing difference expected to occur between accretion of the fair market value credit adjustment and realization of actual loan losses.

4)       Reserve on PCI loans. In determining the acquisition date fair value of PCI loans, and in subsequent accounting, the Company generally aggregates PCI loans into pools of loans with common risk characteristics. Expected cash flows at the acquisition date in excess of the fair value of loans are recorded as interest income over the life of the loans using a level yield method if the timing and amount of the future cash flows of the pool is reasonably estimable. Subsequent to the acquisition date, significant increases in cash flows over those expected at the acquisition date are recognized as interest income prospectively. Decreases in expected cash flows after the acquisition date are recognized by recording a provision (an allowance for loan losses). In pools where impairment has already been recognized, an increase in cash flows will result in a reversal of prior impairment. Management analyzes these acquired loan pools using various assessments of risk to determine and calculate an expected loss. Trends are reviewed in terms of traditional credit metrics such as accrual status, past due status, and weighted-average risk grade of the loans within each of the accounting pools. In addition, the relationship between the change in the unpaid principal balance and change in the fair value mark is assessed to correlate the directional consistency of the expected loss for each pool.

There were no outstanding reserves on PCI loans as of September 30, 2017 or December 31, 2016.

The Company evaluates and estimates off-balance sheet credit exposure at the same time it estimates credit losses for loans by a similar process. These estimated credit losses are not recorded as part of the allowance for loan losses, but are recorded to a separate liability account by a charge to income, if material. Loan commitments, unused lines of credit and standby letters of credit make up the off-balance sheet items reviewed for potential credit losses. At both September 30, 2017 and December 31, 2016, $125 thousand was recorded as an other liability for off-balance sheet credit exposure.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Credit Quality Indicators - The Company uses several credit quality indicators to manage credit risk in an ongoing manner. The Company’s primary credit quality indicator is an internal credit risk rating system that categorizes loans into pass, special mention, or classified categories. Credit risk ratings are applied individually to loans that have significant or unique credit characteristics that benefit from a case-by-case evaluation. These are typically loans to businesses or individuals in the classes that comprise the commercial portfolio segment. Groups of loans that are underwritten and structured using standardized criteria and characteristics, such as statistical models (e.g., credit scoring or payment performance), are typically risk rated and monitored collectively. These are typically loans to individuals in the classes that comprise the consumer portfolio segment.

The following are the definitions of the Company’s credit quality indicators:

Pass:

Loans in classes that comprise the commercial and consumer portfolio segments that are not adversely rated, are contractually current as to principal and interest, and are otherwise in compliance with the contractual terms of the loan agreement. PCI loans that were recorded at estimated fair value on the acquisition date are generally assigned a “pass” loan grade because their net financial statement value is based on the present value of expected cash flows. Management believes there is a low likelihood of loss related to those loans that are considered pass.

Special Mention:

Loans in classes that comprise the commercial and consumer portfolio segments that have potential weaknesses that deserve management’s close attention. If not addressed, these potential weaknesses may result in deterioration of the repayment prospects for the loan. Management believes there is a moderate likelihood of some loss related to those loans that are considered special mention.

Classified:

Loans in classes that comprise the commercial and consumer portfolio segments that are inadequately protected by the sound worth and paying capacity of the borrower or of the collateral pledged, if any. Management believes that there is a distinct possibility that the Company will sustain some loss if the deficiencies related to classified loans are not corrected in a timely manner.

The Company’s credit quality indicators are periodically updated on a case-by-case basis. The following tables present the recorded investment in the Company’s loans as of September 30, 2017 and December 31, 2016, by loan class and by credit quality indicator.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

	As of September 30, 2017
	Commercial and industrial	CRE - owner- occupied	CRE - investor income producing	AC&D - 1-4 family construction	AC&D - lots, land & development	AC&D - CRE	Other commercial	Total Commercial
Pass	$402,913	$352,896	$763,916	$84,971	$88,620	$161,810	$13,227	$1,868,353
Special mention	7,479	7,760	3,405	—	3,054	—	1,716	23,414
Classified	841	3,689	2,084	—	2	—	323	6,939
Total	$411,233	$364,345	$769,405	$84,971	$91,676	$161,810	$15,266	$1,898,706

	Residential mortgage	HELOC	Residential construction	Other loans to individuals				Total Consumer
Pass	$280,400	$163,853	$50,330	$16,851				$511,434
Special mention	5,163	5,949	30	19				11,161
Classified	2,033	2,438	124	191				4,786
Total	$287,596	$172,240	$50,484	$17,061				$527,381

Total Loans								$2,426,087

	As of December 31, 2016
	Commercial and industrial	CRE - owner- occupied	CRE - investor income producing	AC&D - 1-4 family construction	AC&D - lots, land & development	AC&D - CRE	Other commercial	Total Commercial
Pass	$378,592	$356,214	$735,698	$82,707	$102,146	$194,732	$12,569	$1,862,658
Special mention	7,229	7,779	3,276	—	2,727	—	—	21,011
Classified	1,580	3,560	4,133	—	489	—	331	10,093
Total	$387,401	$367,553	$743,107	$82,707	$105,362	$194,732	$12,900	$1,893,762

	Residential mortgage	HELOC	Residential construction	Other loans to individuals				Total Consumer
Pass	$252,934	$168,460	$58,486	$18,711				$498,591
Special mention	4,707	5,732	312	14				10,765
Classified	2,880	2,607	262	180				5,929
Total	$260,521	$176,799	$59,060	$18,905				$515,285

Total Loans								$2,409,047

Aging Analysis of Accruing and Non-Accruing Loans — The Company considers a loan to be past due or delinquent when the terms of the contractual obligation are not met by the borrower. PCI loans are included as a single category in the table below as management believes, regardless of their age, there is a lower likelihood of aggregate loss related to these loan pools. Additionally, PCI loans are discounted to allow for the accretion of income on a level yield basis over the life of the loan based on expected cash flows. Regardless of payment status, the associated discount on these loan pools results in income recognition. The following presents, by class, an aging analysis of the Company’s accruing and non-accruing loans as of September 30, 2017 and December 31, 2016.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

	30-59	60-89	Past Due
	Days	Days	90 Days	PCI
	Past Due	Past Due	or More	Loans	Current	Total Loans
As of September 30, 2017
Commercial:
Commercial and industrial	$28	$17	$478	$3,060	$407,650	$411,233
CRE - owner-occupied	760	206	463	10,205	352,711	364,345
CRE - investor income producing	208	280	470	24,361	744,086	769,405
AC&D - 1-4 family construction	—	—	—	—	84,971	84,971
AC&D - lots, land & development	—	—	—	7,164	84,512	91,676
AC&D - CRE	—	—	—	—	161,810	161,810
Other commercial	—	—	211	1,871	13,184	15,266
Total commercial loans	996	503	1,622	46,661	1,848,924	1,898,706

Consumer:
Residential mortgage	1,054	40	1,204	17,287	268,011	287,596
HELOC	12	375	301	1,005	170,547	172,240
Residential construction	—	—	60	1,522	48,902	50,484
Other loans to individuals	63	59	76	346	16,517	17,061
Total consumer loans	1,129	474	1,641	20,160	503,977	527,381
Total loans	$2,125	$977	$3,263	$66,821	$2,352,901	$2,426,087

As of December 31, 2016
Commercial:
Commercial and industrial	$587	$7	$167	$3,920	$382,720	$387,401
CRE - owner-occupied	—	—	385	15,401	351,767	367,553
CRE - investor income producing	169	1,391	1,826	30,700	709,021	743,107
AC&D - 1-4 family construction	—	—	—	—	82,707	82,707
AC&D - lots, land & development	—	—	—	8,074	97,288	105,362
AC&D - CRE	—	—	—	—	194,732	194,732
Other commercial	—	—	211	1,962	10,727	12,900
Total commercial loans	756	1,398	2,589	60,057	1,828,962	1,893,762

Consumer:
Residential mortgage	328	69	2,940	21,472	235,712	260,521
HELOC	80	1,176	886	1,088	173,569	176,799
Residential construction	8	335	509	2,470	55,738	59,060
Other loans to individuals	46	3	24	368	18,464	18,905
Total consumer loans	462	1,583	4,359	25,398	483,483	515,285
Total loans	$1,218	$2,981	$6,948	$85,455	$2,312,445	$2,409,047

Impaired Loans - For all classes of loans, except PCI loans, loans are considered impaired when, based on current information and events, it is probable the Company will be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. Impaired loans may include all classes of nonaccrual loans and loans modified in a troubled debt restructuring (“TDR”). If a loan is impaired, a specific valuation allowance is allocated, if necessary, so that the loan is reported net, at the present value of estimated future cash flows using the rate implicit in the original loan agreement or at the fair value of collateral if repayment is expected solely from the collateral. Interest payments on impaired loans are typically applied to principal unless collectability of the principal amount is assured, in which case interest is recognized on a cash basis. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

The table below presents impaired loans, by class, and the corresponding allowance for loan losses at September 30, 2017 and December 31, 2016:

	September 30, 2017			December 31, 2016
			Related			Related
			Allowance			Allowance
		Unpaid	For		Unpaid	For
	Recorded	Principal	Loan	Recorded	Principal	Loan
	Investment	Balance	Losses	Investment	Balance	Losses
Impaired Loans with No Related Allowance Recorded:
Commercial:
Commercial and industrial	$463	$465	$—	$—	$—	$—
CRE - owner-occupied	463	468	—	995	1,078	—
CRE - investor income producing	435	436	—	1,481	1,489	—
AC&D - 1-4 family construction	—	—	—	—	—	—
AC&D - lots, land & development	538	668	—	622	748	—
AC&D - CRE	—	—	—	—	—	—
Other commercial	211	211	—	211	211	—
Total commercial loans	2,110	2,248	—	3,309	3,526	—
Consumer:
Residential mortgage	1,161	1,218	—	2,052	2,077	—
HELOC	1,122	1,189	—	1,183	1,190	—
Residential construction	221	242	—	—	—	—
Other loans to individuals	—	—	—	—	—	—
Total consumer loans	2,504	2,649	—	3,235	3,267	—
Total impaired loans with no related allowance recorded	$4,614	$4,897	$—	$6,544	$6,793	$—

Impaired Loans with an Allowance Recorded:
Commercial:
Commercial and industrial	$—	$—	$—	$—	$—	$—
CRE - owner-occupied	—	—	—	—	—	—
CRE - investor income producing	—	—	—	463	463	2
AC&D - 1-4 family construction	—	—	—	—	—	—
AC&D - lots, land & development	—	—	—	—	—	—
AC&D - CRE	—	—	—	—	—	—
Other commercial	—	—	—	—	—	—
Total commercial loans	—	—	—	463	463	2
Consumer:
Residential mortgage	—	—	—	—	—	—
HELOC	1,231	1,254	169	1,224	1,248	176
Residential construction	—	—	—	243	243	20
Other loans to individuals	—	—	—	—	—	—
Total consumer loans	1,231	1,254	169	1,467	1,491	196
Total impaired loans with an allowance recorded	$1,231	$1,254	$169	$1,930	$1,954	$198

Total Impaired Loans Individually Reviewed for Impairment
Commercial:
Commercial and industrial	$463	$465	$—	$—	$—	$—
CRE - owner-occupied	463	468	—	995	1,078	—
CRE - investor income producing	435	436	—	1,944	1,952	2
AC&D - 1-4 family construction	—	—	—	—	—	—
AC&D - lots, land & development	538	668	—	622	748	—
AC&D - CRE	—	—	—	—	—	—
Other commercial	211	211	—	211	211	—
Total commercial loans	2,110	2,248	—	3,772	3,989	2
Consumer:
Residential mortgage	1,161	1,218	—	2,052	2,077	—
HELOC	2,353	2,443	169	2,407	2,438	176
Residential construction	221	242	—	243	243	20
Other loans to individuals	—	—	—	—	—	—
Total consumer loans	3,735	3,903	169	4,702	4,758	196

Total Impaired Loans Individually Reviewed for Impairment	$5,845	$6,151	$169	$8,474	$8,747	$198

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

During the three and nine months ended September 30, 2017, the Company recognized $26 thousand and $78 thousand, respectively, of interest income with respect to impaired loans, specifically accruing TDRs, within the period the loans were impaired. During the three and nine months ended September 30, 2016, the Company recognized $51 thousand and $121 thousand, respectively, of interest income with respect to impaired loans, specifically accruing TDRs. The average recorded investment and interest income recognized on impaired loans, by class, for the three and nine months ended September 30, 2017 and 2016 are shown in the table below.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
	Average	Interest	Average	Interest	Average	Interest	Average	Interest
	Recorded	Income	Recorded	Income	Recorded	Income	Recorded	Income
	Investment	Recognized	Investment	Recognized	Investment	Recognized	Investment	Recognized
Impaired Loans with No Related Allowance Recorded:
Commercial:
Commercial and industrial	$463	$22	$—	$—	$231	$64	$180	$—
CRE - owner-occupied	449	2	860	—	722	6	1,339	—
CRE - investor income producing	1,154	3	1,406	—	1,251	3	918	13
AC&D - 1-4 family construction	—	—	—	—	—	—	—	—
AC&D - lots, land & development	551	20	664	9	587	62	750	29
AC&D - CRE	—	—	—	—	—	—	—	—
Other commercial	211	—	211	—	211	—	127	—
Total commercial loans	2,828	47	3,141	9	3,002	135	3,313	42
Consumer:
Residential mortgage	1,661	6	2,065	4	1,862	19	1,571	14
Home equity lines of credit	1,097	1	558	—	1,140	2	354	—
Residential construction	111	—	24	—	—	—	155	4
Other loans to individuals	—	—	—	—	—	—	—	—
Total consumer loans	2,869	7	2,647	4	3,002	21	2,079	18
Total impaired loans with no related allowance recorded	$5,697	$54	$5,787	$13	$6,004	$156	$5,393	$60

Impaired Loans with an Allowance Recorded:
Commercial:
Commercial and industrial	$—	$—	$—	$—	$—	$—	$—	$—
CRE - owner-occupied	—	—	—	—	—	—	—	—
CRE - investor income producing	—	—	237	18	298	6	95	18
AC&D - 1-4 family construction	—	—	—	—	—	—	—	—
AC&D - lots, land & development	—	—	—	—	—	1	—	—
AC&D - CRE	—	—	—	—	—	—	—	—
Other commercial	—	—	—	—	—	—	—	—
Total commercial loans	—	—	237	18	298	7	95	18
Consumer:
Residential mortgage	—	—	—	—	—	—	183	—
Home equity lines of credit	1,317	12	1,224	9	1,270	37	1,224	28
Residential construction	111	—	242	—	177	7	97	—
Other loans to individuals	—	—	—	—	—	—	—	—
Total consumer loans	1,428	12	1,466	9	1,447	44	1,504	28
Total impaired loans with an allowance recorded	$1,428	$12	$1,703	$27	$1,745	$51	$1,598	$46

Total Impaired Loans Individually Reviewed for Impairment
Commercial:
Commercial and industrial	$463	$22	$—	$—	$231	$64	$180	$—
CRE - owner-occupied	449	2	860	—	722	6	1,339	—
CRE - investor income producing	1,155	3	1,642	18	1,549	9	1,012	31
AC&D - 1-4 family construction	—	—	—	—	—	—	—	—
AC&D - lots, land & development	551	20	664	9	587	63	750	29
AC&D - CRE	—	—	—	—	—	—	—	—
Other commercial	211	—	211	—	211	—	127	—
Total commercial loans	2,829	47	3,377	27	3,300	142	3,408	60
Consumer:
Residential mortgage	1,661	6	2,065	4	1,862	19	1,754	14
Home equity lines of credit	2,413	13	1,782	9	2,410	39	1,578	28
Residential construction	221	—	266	—	177	7	252	4
Other loans to individuals	—	—	—	—	—	—	—	—
Total consumer loans	4,295	19	4,113	13	4,449	65	3,583	46

Total Impaired Loans Individually Reviewed for Impairment	$7,125	$66	$7,490	$40	$7,749	$207	$6,991	$106
Total Impaired Loans Collectively Reviewed for Impairment	$—	$—	$2,651	$11	$—	$—	$2,478	$14

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Nonaccrual and Past Due Loans - It is the general policy of the Company to place a loan on nonaccrual status when there is a probable loss or when there is reasonable doubt that all principal and interest will be collected, or when it is over 90 days past due. At September 30, 2017, there was $206 thousand in loans past due 90 days or more and accruing interest. At December 31, 2016, there was $1.2 million in loans past due 90 days or more and accruing interest. These loans were considered fully collectible at September 30, 2017 and December 31, 2016, respectively. The recorded investment in nonaccrual loans at September 30, 2017 and December 31, 2016 was as follows:

	September 30,	December 31,
	2017	2016
Commercial:
Commercial and industrial	$616	$167
CRE - owner-occupied	1,155	1,085
CRE - investor income producing	1,141	2,193
AC&D - lots, land & development	2	33
Other commercial	211	210
Total commercial loans	3,125	3,688
Consumer:
Residential mortgage	1,751	2,458
HELOC	2,034	2,312
Residential construction	60	242
Other loans to individuals	102	119
Total consumer loans	3,947	5,131
Total nonaccrual loans	$7,072	$8,819

Purchased Credit-Impaired Loans — PCI loans had an unpaid principal balance of $86.8 million and $109.8 million and a carrying value of $66.8 million and $85.5 million at September 30, 2017 and December 31, 2016, respectively. PCI loans represented 2.1% and 2.6% of total assets at September 30, 2017 and December 31, 2016, respectively. Determining the fair value of the PCI loans at the time of acquisition required the Company to estimate cash flows expected to result from those loans and to discount those cash flows at appropriate rates of interest and taking into account prepayment assumptions. For such loans, the excess of cash flows expected at acquisition over the estimated fair value is recognized as interest income over the remaining lives of the loans and is called the accretable yield. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition reflects the impact of estimated credit losses and is called the nonaccretable difference. In accordance with GAAP, there was no carryover of previously established allowance for loan losses from acquired companies.

A summary of changes in the accretable yield for PCI loans for the nine months ended September 30, 2017 and 2016 follows:

	Nine Months Ended September 30,
	2017	2016

Accretable yield, beginning of period	$29,608	$32,509
Addition from the First Capital acquisition	—	1,663
Servicing income	(4,647)	(4,517)
Accretion to interest income	(5,648)	(4,055)
Reclassification of nonaccretable difference due to improvement in expected cash flows	7,541	4,206
Other changes, net	1,953	1,318
Accretable yield, end of period	$28,807	$31,124

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Troubled Debt Restructuring - In situations where, for economic or legal reasons related to a borrower’s financial difficulties, management may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related loan is classified as a TDR. Management strives to identify borrowers in financial difficulty early and work with them to modify to more affordable terms. These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. All loan modifications are made on a case-by-case basis.

As of September 30, 2017, the Company had 9 TDR loans totaling $2.4 million, of which $81 thousand are nonaccrual loans. As of December 31, 2016, the Company had 11 TDR loans totaling $2.9 million, of which $374 thousand are nonaccrual loans. The Company had allocated $169 thousand and $198 thousand of specific reserves to customers whose loan terms have been modified in a TDR as of September 30, 2017 and December 31, 2016, respectively.

There were no concessions made during the nine months ended September 30, 2017 or during the nine months ended September 30, 2016.

Commercial TDRs - Commercial TDRs (including commercial and industrial, commercial real estate, AC&D and other commercial loans) often result from a workout where an existing commercial loan is restructured and a concession is given. These workouts may involve lengthening the amortization period of the amortized principal beyond market terms, or reducing the interest rate below market terms for the original remaining life of the loan. In the case of extended amortization, this concession reduces the minimum monthly payment and increases the balloon payment at the end of the term of the loan. Other concessions can potentially involve forgiveness of principal, collateral concessions, or reduction of accrued interest. The impact of the TDR on the allowance for loan losses is based on the changes in borrower payment performance rather than just the TDR classification. All TDRs are designated as impaired loans. TDRs, like other impaired loans, are measured based on discounted cash flows, comparing the modified loan to pre-modified terms or, if the loan is deemed to be collateral dependent, collateral value less anticipated selling costs. TDRs may remain in accruing status if the borrower remains less than 90 days past due per the restructured loan terms and no loss is expected. A borrower may be considered for removal from TDR status if it is no longer experiencing financial difficulties and can qualify for new loan terms, which do not represent a concession, subject to the normal underwriting standards and processes for similar extensions of credit. As of September 30, 2017, the Company has outstanding one commercial TDR with a reduced interest rate and five commercial TDRs where an extension of maturity was granted. All commercial TDRs are paying according to the terms of the modification as of September 30, 2017.

Consumer TDRs - Consumer TDRs (including residential mortgage, HELOC, residential construction and other consumer loans) often result from a workout where an existing loan is modified and a concession is given. These workouts typically lengthen the amortization period of the amortized principal beyond market terms or reduce the interest rate below market terms. The impact of the TDR on the allowance for loan losses is based on the changes in borrower payment performance rather than the TDR classification. TDRs, like other impaired loans, are measured based on the discounted cash flows or collateral value, less anticipated selling costs of the modified loan using pre-modified interest rates. As of September 30, 2017, the Company has three outstanding consumer TDRs where an extension of maturity was granted.  All consumer TDRs are paying according to the terms of the modification as of September 30, 2017.

There were no loans modified as TDRs within the 12 months ended September 30, 2017 and September 30, 2016 for which there was a payment default during the nine months ended September 30, 2017 or September 30, 2016, respectively.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

The Company does not deem a TDR successful until it has been re-established as an accruing loan. The following table presents TDRs by types of modifications indicated within the three, nine and twelve months ended September 30, 2017 and 2016:

	Three months ended September 30, 2017			Nine months ended September 30, 2017
	Number of loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment

Extended payment terms	—	$—	$—	—	$—	$—
Total	—	$—	$—	—	$—	$—

	Three months ended September 30, 2016			Nine months ended September 30, 2016
	Number of loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Extended payment terms
CRE - investor income producing	—	$—	$—	1	91	91
Total	—	$—	$—	1	$91	$91

Twelve Months Ended September 30, 2017

	Paid in full		Paying as restructured		Foreclosure/Default
	Number of loans	Recorded Investment	Number of loans	Recorded Investment	Number of loans	Recorded Investment

Extended payment terms	—	$—	6	$2,431	—	$—
Total	—	$—	6	$2,431	—	$—

Twelve Months Ended September 30, 2016

	Paid in full		Paying as restructured		Foreclosure/Default
	Number of loans	Recorded Investment	Number of loans	Recorded Investment	Number of loans	Recorded Investment

Extended payment terms	—	—	1	91	—	—
Total	—	$—	1	$91	—	$—

Related Party Loans — From time to time, the Company engages in loan transactions with its directors, executive officers and their related interests (collectively referred to as “related parties”). Such loans are made in the ordinary course of business and on substantially the same terms and collateral as those for comparable arms length transactions prevailing at the time and do not involve more than the normal risk of collectability or present other unfavorable features. A summary of activity in loans to related parties is as follows:

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Loans to Directors, Executive Officers and Their Related Interests

	Nine Months Ended	Twelve Months Ended
	September 30,	December 31,
	2017	2016

Beginning balance	$15,433	$14,404
Disbursements	1,275	2,806
Repayments	(424)	(1,777)
Ending balance	$16,284	$15,433

At September 30, 2017 and December 31, 2016, the Company had pre-approved but unused lines of credit totaling $2.0 million and $716 thousand, respectively, to related parties.

In addition to related party loans, the Company engages in deposit transactions with its directors, executive officers and their related interests. Such deposits are made in the ordinary course of business and on substantially the same terms as those for comparable transactions prevailing at the time and do not present other unfavorable features. The total amount of related party deposits at September 30, 2017 and December 31, 2016 was $12.2 million and $9.6 million, respectively.

Note 6 — Other Real Estate Owned

The Company owned $2.6 million and $2.4 million in OREO at September 30, 2017 and December 31, 2016, respectively. Transactions in OREO for the three and nine months ended September 30, 2017 and 2016 are summarized below:

	Three months ended		Nine months ended
	September 30,		September 30,
Non-Covered OREO	2017	2016	2017	2016

Beginning balance	$3,175	$2,866	$2,438	$4,211
Additions	115	311	1,548	449
Transfers from covered to non-covered	—	380	—	380
Sales	(25)	(778)	(1,044)	(1,965)
Writedowns	(662)	(49)	(339)	(345)
Ending balance	$2,603	$2,730	$2,603	$2,730

Covered OREO	2017	2016	2017	2016

Beginning balance	$—	$380	$—	$1,240
Additions	—	—	—	—
Transfers from covered to non-covered	—	—	—	(380)
Sales	—	(380)	—	(782)
Writedowns	—	—	—	(78)
Ending balance	$—	$—	$—	$—

As of September 30, 2017 and December 31, 2016, the Company had $1.4 million and $2.1 million, respectively, of consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process.

As of September 30, 2017 and December 31, 2016, the Company had $386 thousand and $12 thousand, respectively, of residential real estate properties in OREO.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Note 7 — Income Taxes

Income taxes are provided based on the asset-liability method of accounting, which includes the recognition of a deferred tax asset (“DTAs”) or a liability for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. In general, the Company records a DTA when the event giving rise to the tax benefit has been recognized in the consolidated financial statements.

As of September 30, 2017 and December 31, 2016, the Company had a net DTA in the amount of approximately $18.7 million and $25.7 million, respectively. The decrease is a function of year to date 2017 earnings as well as increases in the fair value of available-for-sale securities. The Company evaluates the carrying amount of the DTA on a quarterly basis in accordance with the guidance provided in FASB ASC Topic 740, in particular, applying the criteria set forth therein to determine whether it is more likely than not (i.e., a likelihood of more than 50%) that some portion, or all, of the DTA will not be realized within its life cycle, based on the weight of available evidence. In most cases, the realization of the DTA is dependent upon generating a sufficient level of taxable income in future periods, which can be difficult to predict. In addition to projected earnings, the Company also considers projected asset quality, liquidity, its strong capital position, which could be leveraged to increase earning assets and generate taxable income, its growth plans and other relevant factors. Based on the weight of available evidence, the Company determined as of September 30, 2017 and December 31, 2016 that it is more likely than not that it will be able to fully realize the existing DTA and therefore considered it appropriate not to establish a DTA valuation allowance at either September 30, 2017 or December 31, 2016.

Note 8 - Per Share Results

Basic earnings per share represent income available to shareholders divided by the weighted-average number of shares outstanding during the relevant period. Diluted earnings per share reflect additional shares that would have been outstanding if dilutive potential shares had been issued. Potential shares that may be issued by the Company relate solely to outstanding stock options and restricted shares (non-vested shares), and are determined using the treasury stock method.

Basic and diluted earnings per common share have been computed based upon net income as presented in the accompanying condensed consolidated statements of income divided by the weighted-average number of common shares outstanding or assumed to be outstanding as summarized below:

Weighted-Average Shares for Earnings Per Share Calculation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Weighted-average number of common shares outstanding excluding unvested restricted shares	52,943,273	52,361,305	52,823,594	52,333,157

Effect of dilutive stock options and unvested restricted shares	584,010	382,623	657,757	341,158

Weighted-average number of common shares and dilutive potential common Tax effect shares outstanding	53,527,283	52,743,928	53,481,351	52,674,315

At September 30, 2017, there were 1,099,121 stock options and 364,560 restricted shares outstanding. For the three months and nine months ended September 30, 2017, dilutive stock options and restricted shares totaled 458,645 and 125,365 and 499,050 and 158,107, respectively.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

At September 30, 2016, there were 1,541,416 stock options and 881,497 restricted shares outstanding. For the three months and nine months ended September 30, 2016, dilutive stock options and restricted shares totaled 298,455 and 84,168 and 255,856 and 85,302, respectively.

Note 9 - Commitments and Contingencies

In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit, which are not reflected in the accompanying unaudited condensed consolidated financial statements. At September 30, 2017, the Company had $698.5 million of pre-approved but unused lines of credit, $6.7 million of standby letters of credit and $4.2 million of commercial letters of credit. At December 31, 2016, the Company had $758.3 million of pre-approved but unused lines of credit, $8.2 million of standby letters of credit and $9.7 million of commercial letters of credit. In management’s opinion, these commitments represent no more than normal lending risk to the Company and will be funded from normal sources of liquidity.

Note 10 - Derivative Financial Instruments and Hedging Activities

The Company uses certain derivative instruments, including interest rate floors, swaps, and foreign exchange contracts, to meet the needs of its customers as well as to manage the interest rate risk associated with certain transactions. The following table summarizes the derivative financial instruments utilized by the Company:

		September 30, 2017			December 31, 2016
	Balance					Estimated
	Sheet	National	Estimated Fair Value		National	Fair Value
	Location	Amount	Gain	Loss	Amount	Gain	Loss

Cash flow hedges:
Interest rate contracts:	Other assets and other liabilities
Pay fixed swaps with counterparty		$25,000	$—	$223	$25,000	$—	$427

Fair value hedges:
Interest rate contracts:
Pay fixed rate swaps with counterparty	Other liabilities	39,041	—	448	25,151	—	155

Not designated as hedges:
Customer-related interest rate contracts:
Matched interest rate swaps with borrower	Other assets and other liabilities	264,989	3,365	1,930	203,758	2,283	2,247
Matched interest rate swaps with counterparty	Other liabilities	264,989	—	1,820	203,758	—	313
Matched foreign exchange contract with borrower	Other assets	514	44	—	1,857	7	—
Matched foreign exchange contract with counterparty	Other liabilities	514	—	44	1,857	—	7
		531,006	3,409	3,794	411,230	2,290	2,567

Total derivatives		$595,047	$3,409	$4,465	$461,381	$2,290	$3,149

The Company entered into three interest rate swap agreements during December 2013 with an aggregate notional amount of $50.0 million. These derivative instruments are used to protect the Company from future interest rate risk related to a seven-year commitment of floating rate broker-dealer sweep accounts through a brokered deposit program. These derivative instruments are a combination of a $12.5 million forward starting, five-year interest rate swap; a $12.5 million forward starting, seven-year interest rate swap; and a $25.0 million two-year forward starting swap. Effective dates for these derivative instruments were January 2, 2014, January 2, 2014 and January 4, 2016, respectively. These instruments carry a fixed rate of 1.688% with monthly payments commencing February 3, 2014, a fixed rate of 2.341% with monthly payments commencing February 3, 2014, and a fixed rate of 3.104% with monthly payments commencing February 1, 2016, respectively. These derivative instruments are accounted for as cash flow hedges with effective changes in fair market value recorded in other comprehensive income net of tax. In January 2016, the $25.0 million two-year forward starting swap was terminated, resulting in a $1.9 million termination fee. The termination fee is being amortized into interest expense over the remaining life of the underlying instruments of approximately 60 months. These derivative instruments are carried at a fair market value of ($223) thousand and $(427) thousand at September 30, 2017 and December 31, 2016, respectively, and are included in other liabilities.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

At September 30, 2017 and December 31, 2016, the Company had loan swaps, with an aggregate notional amount of $39.0 million and $25.2 million, respectively, accounted for as fair value hedges in accordance with ASC 815, Derivatives and Hedging. These derivative instruments are used to protect the Company from interest rate risk caused by changes in the LIBOR curve in relation to certain designated fixed rate loans. The derivative instruments are used to convert these fixed rate loans to an effective floating rate. If the variable rate is below the stated fixed rate of the loan for a given period, the Company will owe the counterparty the notional amount times the difference between the variable rate and the stated fixed rate. If the variable rate is above the stated rate for any given period during the term of the contract, the Company will receive payments based on the notional amount times the difference between the variable rate and the stated fixed rate.

To meet the needs of its customers, the Company enters into interest rate swap agreements to convert customers’ variable rate loans with the Company to a fixed rate. To offset this interest rate risk, the Company has entered into substantially identical agreements with an unrelated market counterparty to swap these fixed rate agreements into variable rates. The interest rate swaps are used to provide the customer fixed rate financing while managing interest rate risk and were not designated as hedges. The interest rate swaps pay and receive interest based on a floating rate based on one month LIBOR plus credit spread, with payments being calculated on the notional amount. The interest rate swaps are settled monthly, with varying maturities. The interest rate swaps had an aggregate notional amount of $265.0 million at September 30, 2017 representing the amount of fixed rate receivables outstanding and variable rate liabilities outstanding, and are included in other assets and other liabilities at their fair values of $3.4 million and $3.8 million, respectively. All changes in fair value are recorded as other income within non-interest income. Fair values for interest rate swap agreements are based upon the amounts required to settle the contracts.

The Company also enters into foreign exchange contracts with customers to accommodate their need to convert certain foreign currencies into U.S. Dollars. To offset the foreign exchange risk, the Company has entered into substantially identical agreements with an unrelated market counterparty to hedge these foreign exchange contracts. The foreign exchange contracts had a notional amount of $514 thousand and $1.9 million at September 30, 2017 and December 31, 2016, respectively, representing the amount of contracts outstanding in U.S. dollars. The fair value of these contracts are included in other assets and other liabilities in the accompanying balance sheet. All changes in fair value are recorded as other noninterest income.

The following table details the location and amounts recognized in the Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Comprehensive Income:

	Effective Portion
						Pre-tax gain (loss) reclassified
	Pre-tax gain (loss) recognized in OCI					from AOCI into income
	For the three months ended Sept 30,		For the nine months ended Sept 30,		Location of amounts reclassified from AOCI into	For the three months ended Sept 30,		For the nine months ended Sept 30,
	2017	2016	2017	2016	Income	2017	2016	2017	2016

Cash flow hedges:
Interest rate contracts	$54	$355	$204	$(1,344)	Total interest expense	$146	$86	$459	$263

		Pre-tax gain (loss)
		recognized in income
		For the three months ended		For the nine months ended
	Location of amounts	Sept 30,		Sept 30,
	recognized in income	2017	2016	2017	2016
Fair value hedges:
Interest rate contracts
Pay fixed rate swaps with counterparty	Total interest income	$(49)	$(73)	$(179)	$(226)

Not designated as hedges:
Client-related interest rate contracts	Other income	927	(32)	2,181	$(320)
		$878	$(105)	$2,002	$(546)

Because of the unfavorable position of outstanding swap instruments at September 30, 2017 and December 31, 2016, the Company posted collateral of approximately $8.1 million and $1.2 million, respectively, with the related counterparties.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Note 11 — Accumulated Other Comprehensive Income (Loss)

The before and after tax amounts allocated to each component of other comprehensive income are presented in the following table. Reclassification adjustments related to securities available for sale are included in gain on sale of securities available-for-sale in the accompanying Condensed Consolidated Statements of Income. Amortization of net unrealized losses on securities transferred to held-to-maturity is included in interest income on taxable investment securities in the accompanying Condensed Consolidated Statements of Income.

	For the Three Months Ended			For the Three Months Ended
	September 30, 2017			September 30, 2016
	Before Tax Amount	Tax Expense (Benefit)	Net of Tax Amount	Before Tax Amount	Tax Expense (Benefit)	Net of Tax Amount
Securities available for sale and transferred securities:
Change in net unrealized gains during the period	$251	$24	$227	$(553)	$(198)	$(355)
Change in net unrealized gain (loss) on securities transferred to held to maturity	65	26	39	26	26	—
Reclassification adjustment for net gains recognized in net income	—	—	—	—	—	—
Total securities available for sale and transferred securities	316	50	266	(527)	(172)	(355)

Derivatives:
Change in the accumulated loss on effective cash flow hedge derivatives	54	52	2	355	171	184
Change in the accumulated loss on terminated cash flow hedge derivatives	(52)	—	(52)	93	34	59
Reclassification adjustment for interest payments	146	66	80	86	(31)	117
Total derivatives	148	118	30	534	174	360

Total other comprehensive income	$464	$168	$296	$7	$2	$5

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2017			September 30, 2016
	Before Tax Amount	Tax Expense (Benefit)	Net of Tax Amount	Before Tax Amount	Tax Expense (Benefit)	Net of Tax Amount
Securities available for sale and transferred securities:
Change in net unrealized gains during the period	$2,189	$64	$2,125	$6,256	$2,339	$3,917
Change in net unrealized gain (loss) on securities transferred to held to maturity	191	225	(34)	78	90	(12)
Reclassification adjustment for net gains recognized in net income	(58)	—	(58)	93	—	93
Total securities available for sale and transferred securities	2,322	289	2,033	6,427	2,429	3,998

Derivatives:
Change in the accumulated loss on effective cash flow hedge derivatives	204	168	36	(1,344)	155	(1,499)
Change in the accumulated loss on terminated cash flow hedge derivatives	(180)	294	(474)	278	(577)	855
Reclassification adjustment for interest payments	459	278	181	263	96	167
Total derivatives	483	740	(257)	(803)	(326)	(477)

Total other comprehensive income	$2,805	$1,029	$1,776	$5,624	$2,103	$3,521

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

The following table presents activity in accumulated other comprehensive income (loss), net of tax, by component for the periods indicated.

	Securities Available for Sale	Securities Transferred from Available for Sale to Held to Maturity	Derivatives	Accumulated Other Comprehensive Income (Loss)
Balance, January 1, 2017	$3,672	$(751)	$(6,203)	$(3,282)
Other comprehensive income (loss) before reclassifications	2,095	—	36	2,131
Amounts reclassified from accumulated other comprehensive loss	(58)	—	179	121
Transfer of securities from available for sale to held to maturity	26	(28)	(474)	(476)
Net other comprehensive income (loss) during the period	2,063	(28)	(259)	1,776
Balance, September 30, 2017	$5,735	$(779)	$(6,462)	$(1,506)

Balance, January 1, 2016	$564	$(1,065)	$(2,362)	$(2,863)
Other comprehensive income (loss) before reclassifications	3,905	—	(1,499)	2,406
Amounts reclassified from accumulated other comprehensive loss	93	—	167	260
Transfer of securities from available for sale to held to maturity	12	(12)	—	—
Terminated cash flow hedge derivatives	—	—	855	855
Net other comprehensive income (loss) during the period	4,010	(12)	(477)	3,521
Balance, September 30, 2016	$4,574	$(1,077)	$(2,839)	$658

Note 12 - Fair Value Measurements

The Company is required to disclose the estimated fair value of financial instruments, both assets and liabilities on and off the balance sheet, for which it is practicable to estimate fair value. These fair value estimates are made at each balance sheet date, based on relevant market information and information about the financial instruments. Fair value estimates are intended to represent the price at which an asset could be sold or the price for which a liability could be settled in an orderly transaction between market participants at the measurement date. However, given there is no active market or observable market transactions for many of the Company’s financial instruments, the Company has made estimates of many of these fair values which are subjective in nature, involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimated values. The methodologies used for estimating the fair value of financial assets and financial liabilities are discussed below:

Cash and Cash Equivalents — Cash and cash equivalents, which are comprised of cash and due from banks, interest-earning balances at banks and Federal funds sold, approximate their fair value.

Investment Securities Available-for-sale and Investment Securities Held-to-Maturity - Fair value for investment securities is based on the quoted market price if such information is available. If a quoted market price is not available, fair values are based on independent pricing models or other model valuation techniques such as present value of future cash flows, adjusted for the security’s credit rating, pre-payment assumptions, and other factors such as credit loss assumptions.

Nonmarketable Equity Securities — Cost is a reasonable estimate of fair value for nonmarketable equity securities because no quoted market prices are available and the securities are not readily marketable. The carrying amount is adjusted for any other than temporary declines in value.

Loans Held for Sale -For certain homogenous categories of loans, such as residential mortgages, fair value is estimated using independent market prices, appraised values of the underlying collateral, management’s estimation of the value of the collateral, or commitments on hand from investors within the secondary market for loans with similar characteristics.

Loans, net of allowance - The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Further adjustments are made to reflect current market conditions. There is no discount for liquidity included in the expected cash flow assumptions.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Accrued Interest Receivable - The carrying amount is a reasonable estimate of fair value.

Deposits - The fair value of deposits with no stated maturities, including demand deposits, savings, money market and NOW accounts, is the amount payable on demand at the reporting date. The fair value of deposits that have stated maturities, primarily time deposits, is estimated by discounting expected cash flows using the rates currently offered for instruments of similar remaining maturities.

Borrowings - The fair values of short-term and long-term borrowings are based on discounting expected cash flows at the interest rate currently offered for debt with the same or similar remaining maturities and collateral requirements.

Subordinated Loans and Junior Subordinated Debentures — The fair value of fixed rate junior subordinated debentures is estimated using a discounted cash flow calculation that applies the Company’s current borrowing rate. The carrying amounts of variable rate junior subordinated debentures are reasonable estimates of fair value because they can reprice frequently.

Accrued Interest Payable - The carrying amount is a reasonable estimate of fair value.

Derivative Instruments — The fair value of derivative instruments, including interest rate swaps and swap fair value hedges, is based on discounted cash flow models. All future floating cash flows are projected and both floating and fixed cash flows are discounted to the valuation date.

Financial Instruments with Off-Balance Sheet Risk - With regard to financial instruments with off-balance sheet risk, it is not practicable to estimate the fair value of future financing commitments.

The Company utilizes fair value measurements to determine fair value disclosures. The Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1                                                        Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2                                                        Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3                                                        Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques may include the use of option pricing models, discounted cash flow models and similar techniques.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

The carrying amounts and estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, at September 30, 2017 and December 31, 2016 are as follows:

			Fair Value Measurements
	Carrying	Estimated	Quoted Prices in Active Markets for Identical Assets or Liabilities	Significant Other Observable Inputs	Significant Unobservable Inputs
	Amount	Fair Value	(Level 1)	(Level 2)	(Level 3)
September 30, 2017
Financial assets:
Cash and cash equivalents	$98,216	$98,216	$98,216	$—	$—
Investment securities available-for-sale	384,275	384,275	913	382,042	1,320
Investment securities held-to-maturity	85,704	87,402	—	87,402
Nonmarketable equity securities	18,692	18,692	—	18,692	—
Loans held for sale	1,814	1,814	—	1,814	—
Loans, net of allowance	2,417,162	2,346,310	—	39,041	2,307,269
Accrued interest receivable	6,424	6,424	—	6,424	—
Derivative instruments	3,409	3,409	—	3,409	—

Financial liabilities:
Deposits with no stated maturity	1,810,530	1,810,530	—	1,810,530	—
Deposits with stated maturities	658,393	657,702	—	657,702	—
Short-term borrowings	310,000	310,000	—	310,000	—
Long-term borrowings	29,769	29,769	—	29,769	—
Subordinated loan and junior subordinated debt	33,996	33,996	—	33,996	—
Accrued interest payable	942	942	—	942	—
Derivative instruments	4,465	4,465	—	4,465	—

December 31, 2016
Financial assets:
Cash and cash equivalents	$83,614	$83,614	$83,614	$—	$—
Investment securities available-for-sale	402,501	402,501	—	401,181	1,320
Investment securities held-to-maturity	91,752	92,828	—	92,828	—
Nonmarketable equity securities	17,501	17,501	—	17,501	—
Loans held for sale	7,996	7,996	—	7,996	—
Loans, net of allowance	2,400,061	2,321,390	—	27,941	2,293,449
Accrued interest receivable	6,799	6,799	—	6,799	—
Derivative instruments	2,290	2,290	—	2,290	—

Financial liabilities:
Deposits with no stated maturity	1,772,680	1,772,680	—	1,772,680	—
Deposits with stated maturities	741,072	744,062	—	744,062	—
Short-term borrowings	285,000	285,000		285,000	—
Long-term borrowings	29,736	29,736	—	29,736	—
Subordinated loan and junior subordinated debt	33,501	33,501		33,501	—
Accrued interest payable	541	541	—	541	—
Derivative instruments	3,149	3,149	—	3,149	—

The Company also utilizes fair value measurements to record fair value adjustments to certain assets and liabilities. Securities available-for-sale and derivative instruments are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record other assets at fair value on a nonrecurring basis. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

Investment Securities - Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, United States Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include MBS issued by government-sponsored entities or private label entities, municipal bonds and corporate debt securities that are valued using quoted prices for similar instruments in active markets. Securities classified as Level 3 include a corporate debt security in a less liquid market whose value is determined by reference to the going rate of a similar debt security if it were to enter the market at period end. The derived market value requires significant management judgment and is further substantiated by discounted cash flow methodologies.

Derivative Instruments — Derivative instruments are recorded at fair value on a recurring basis. Derivative instruments held or issued by the Company for risk management purposes are traded in over-the-counter markets where quoted market prices are not readily available. For those derivatives, the fair value is determined based on discounted cash flow models. All future floating cash flows are projected and both floating and fixed cash flows are discounted to valuation date. The Company classifies derivative instruments held or issued for risk management purposes as Level 2. At both September 30, 2017 and December 31, 2016, the Company’s derivative instruments consist of interest rate swaps and foreign exchange contacts.

Impaired Loans - Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures it for the estimated impairment. The fair value of impaired loans is estimated using one of several methods, including collateral value, discounted cash flows or a pooled probability of default and loss given default calculation. Those impaired loans not requiring a specific allowance represent loans for which the fair value exceeds the recorded investments in such loans. Impaired loans where a specific allowance is established based on the fair value of collateral require classification in the fair value hierarchy. The Company records such impaired loans as nonrecurring Level 3.

At September 30, 2017 and December 31, 2016, substantially all of the total impaired loans were evaluated based on the fair value of the collateral. The Company records loans involved in fair value hedges at fair market value on a recurring basis. The Company does not record other loans at fair value on a recurring basis.

Loans held for sale — Loans held for sale are adjusted to lower of cost or market upon transfer from the loan portfolio to loans held for sale. Subsequently, loans held for sale are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral, management’s estimation of the value of the collateral or commitments on hand from investors within the secondary market for loans with similar characteristics. The fair value adjustments for loans held for sale are recorded as nonrecurring Level 2.

Other real estate owned - OREO is adjusted to fair value upon transfer of the loans to OREO. Subsequently, OREO is carried at the lower of carrying value or fair value less costs to sell. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is measured due to further deterioration in the value of the OREO since initial recognition, the Company records the foreclosed asset as nonrecurring Level 3.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The table below presents, by level within the fair value hierarchy, the recorded amount of assets and liabilities at September 30, 2017 and December 31, 2016 measured at fair value on a recurring basis:

Fair Value on a Recurring Basis

	Quoted Prices in
	Active Markets for	Significant Other	Significant
	Identical Assets	Observable Inputs	Unobservable Inputs	Assets/Liabilities
Description	(Level 1)	(Level 2)	(Level 3)	at Fair Value
September 30, 2017
Municipal securities	$—	$12,888	$—	$12,888
Residential agency pass-through securities	—	137,230	—	137,230
Residential collateralized mortgage obligations	—	154,903	—	154,903
Commercial mortgage-backed obligations	—	15,493	—	15,493
Asset-backed securities	—	61,523	—	61,523
Corporate and other securities	—	5	1,320	1,325
All other equity securities	913	—	—	913
Fair value loans	—	39,041	—	39,041
Derivative assets	—	3,409	—	3,409
Derivative liabilities	—	(4,465)	—	(4,465)

December 31, 2016
Municipal securities	—	13,319	—	13,319
Residential agency pass-through securities	—	192,765	—	192,765
Residential collateralized mortgage obligations	—	94,410	—	94,410
Commercial mortgage-backed obligations	—	15,497	—	15,497
Asset-backed securities	—	83,951	—	83,951
Corporate and other securities	—	—	1,320	1,320
All other equity securities	1,239	—	—	1,239
Fair value loans	—	27,941	—	27,941
Derivative assets	—	2,290		2,290
Derivative liabilities	—	(3,149)	—	(3,149)

Securities measured on a Level 3 recurring basis at September 30, 2017 and December 31, 2016 include a corporate debt security whose value is determined by the going rate of a similar debt security if it were to enter the market at period end with additional liquidity discounts applied due to a smaller available market. There were no transfers between valuation levels for any accounts for the nine months ended September 30, 2017 and September 30, 2016. If different valuation techniques were deemed necessary, we would consider those transfers to occur at the end of the period that the accounts are valued.

The following is a reconciliation of the beginning and ending balances for assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the three and nine months ended September 30, 2017 and September 30, 2016.

	Securities Available for Sale
	(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Fair value, beginning of the period	$1,320	$1,360	$1,320	$1,500
Change in unrealized gain recognized in other comprehensive income	—	—	—	(140)
Fair value, end of the period	$1,320	$1,360	$1,320	$1,360

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Assets Recorded at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain other financial assets at fair value on a nonrecurring basis in accordance with GAAP. These adjustments to fair value usually result from application of lower of cost or market accounting or impairment charges of individual assets. Processes are in place for overseeing the valuation procedures for Level 3 measurements of OREO and impaired loans. The assets are reviewed on a quarterly basis to determine the accuracy of the observable inputs, generally third party appraisals, auction values, values derived from trade publications and data submitted by the borrower, and the appropriateness of the unobservable inputs, generally discounts due to current market conditions and collection issues. Discounts are based on asset type and valuation source; deviations from the standard are documented. The discounts are periodically reviewed to determine whether they remain appropriate. Consideration is given to current trends in market values for the asset categories and gain and losses on sales of similar assets.

Discounts range from 0% to 100% depending on the nature of the assets and source of value. Real estate is valued based on appraisals or evaluations, discounted by 8% at a minimum with higher discounts for property in poor condition or property with characteristics that may make it more difficult to market. Commercial loans secured by receivables or non-real estate collateral are generally valued using the discounted cash flow method. Inputs are determined on a borrower-by-borrower basis.

Impaired loans and related write-downs are based on the fair value of the underlying collateral if repayment is expected solely from the collateral or using a pooled probability of default and loss given default calculation. Collateral values are reviewed quarterly and estimated using customized discounting criteria and appraisals.

Other real estate owned is based on the lower of the cost or fair value of the underlying collateral less expected selling costs. Collateral values are estimated primarily using appraisals and reflect a market value approach. Fair values are reviewed quarterly and new appraisals are generally obtained annually.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

The following table sets forth by level, within the fair value hierarchy, the Company’s assets recorded at fair value on a nonrecurring basis at September 30, 2017 and December 31, 2016:

Fair Value on a Nonrecurring Basis

	Quoted Prices
	in Active
	Markets for	Significant Other	Significant	Assets/
	Identical	Observable	Unobservable	(Liabilities)
	Assets	Inputs	Inputs	at Fair
Description	(Level 1)	(Level 2)	(Level 3)	Value
September 30, 2017
OREO	$—	$—	$2,603	$2,603
Impaired loans:
Commercial and industrial	—	—	463	463
CRE - owner-occupied	—	—	463	463
CRE - investor income producing	—	—	435	435
AC&D - lots, land & development	—	—	538	538
Other commercial	—	—	211	211
Residential mortgage	—	—	1,161	1,161
HELOC	—	—	2,353	2,353
Residential construction	—	—	221	221

December 31, 2016
OREO	$—	$—	$2,438	$2,438
Impaired loans:
CRE - owner-occupied	—	—	1,078	1,078
CRE - investor income producing	—	—	353	353
AC&D - lots, land, & development	—	—	748	748
Other commercial	—	—	211	211
Residential mortgage	—	—	2,077	2,077
HELOC	—	—	2,438	2,438
Residential construction	—	—	243	243

In accordance with accounting for foreclosed property, the carrying value of OREO is periodically reviewed and written down to fair value and any loss is included in earnings. During the three months ended September 30, 2017, OREO with a carrying value of $3.2 million was written down by $0.7 million to $2.6 million. During the nine months ended September 30, 2017, OREO with a carrying value of $2.4 million was written down by $0.3 million, offset by net additions of $0.5 million to $2.6 million. During the three months ended September 30, 2016, OREO with a carrying value of $2.9 million was written down by $0.1 million to $2.7 million. During the nine months ended September 30, 2016, there were $2.4 in net sales of OREO and write downs of $0.4 million.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

The table below presents the valuation methodology and unobservable inputs for Level 3 assets measured at fair value on a nonrecurring basis at September 30, 2017.

	Fair Value	Valuation Methodology	Unobservable Inputs	Range of Inputs	Weighted Average Discount

OREO	$2,603	Appraisals	Discount to reflect current market conditions	0% - 30%	7.47%

Impaired loans	5,845	Collateral based measurements	Discount to reflect current market conditions and ultimate collectability	0% - 60%	4.99%
	$8,448

Note 13 — Shareholders’ Equity

For the nine months ended September 30, 2017, the Company issued 164,994 restricted stock awards and 1,400 shares of common stock to employees under the 2014 Long-term Incentive Plan, repurchased 82,600 shares in open market transactions and acquired 48,108 shares in connection with satisfaction of tax withholding obligations on vested restricted stock. For the nine months ended September 30, 2016, the Company issued 265,284 restricted stock awards and 1,300 shares of common stock to employees under the 2014 Long-term Incentive Plan, repurchased 248,349 shares in open market transactions and acquired 174,292 shares in connection with satisfaction of tax withholding obligations on vested restricted stock.

The Company maintains share-based plans for directors and employees to attract, retain and provide incentives for key employees and directors in the form of incentive and non-qualified stock options and restricted stock. The total number of shares available for issuance under all outstanding share-based plans is 448,974 as of September 30, 2017.

Activity in the Company’s share-based plans is summarized in the following table:

	For the Nine Months Ended
	September 30, 2017
	Outstanding Options				Nonvested Restricted Shares
						Weighted
			Weighted			Average
		Weighted Average	Average Contractual			Grant Date	Aggregate
	Number Outstanding	Exercise Price	Term (Years)	Intrinsic Value	Number Outstanding	Fair Value	Intrinsic Value

At December 31, 2016	1,405,515	$7.25	3.18	$5,412,428	405,732	$5.02	$4,377,846
Restricted shares granted	—	—	—		164,994	12.01
Options exercised	(306,394)	6.00	—		—	—
Restricted shares vested	—	—	—		(194,099)	6.95
Expired and forfeited	—	—	—		(12,067)	8.24

At September 30, 2017	1,099,121	$7.59	2.51	$5,459,604	364,560	$9.29	$4,540,249

Exercisable at September 30, 2017	1,099,121

At September 30, 2017, there is no unrecognized compensation cost related to nonvested stock options. There was no total compensation expense for stock options for either the three months ended September 30, 2017 or September 30, 2016. Total compensation expense for stock options was $23 thousand and $6 thousand for the nine months ended September 30, 2017 and 2016, respectively.

At September 30, 2017, unrecognized compensation cost related to nonvested restricted shares of $2.6 million is expected to be recognized over a weighted-average period of 1.08 years. Total compensation expense for restricted shares was $484 thousand and $335 thousand for the three months ended September 30, 2017 and 2016, respectively. Total compensation expense for restricted shares was $1.3 million and $1.0 million for the nine months ended September 30, 2017 and 2016, respectively.

PARK STERLING CORPORATION

Notes to Condensed Consolidated Financial Statements (Unaudited)

(table amounts in thousands, except share data and per share amounts)

Note 14 — Subsequent Events

Dividend Declaration

On October 25, 2017, the Company announced that its Board of Directors declared a quarterly dividend of $0.04 per common share, payable on November 24, 2017 to all common shareholders of record as of the close of business on November 8, 2017.